Exhibit 4.7

A completed and originally executed copy of, and the other documents required to be delivered with, this subscription and renunciation agreement must be delivered, by no later than 1:00 p.m. (Toronto time) on November 21, 2002, to Dundee Securities Corporation at Suite 400, 20 Queen Street West, Toronto,
Ontario M5H 3R3, Attention: Ms. V. Jones (Tel: (416) 350-3303, Fax (416) 350-3312).

AS DUNDEE SECURITIES CORPORATION, ONE OF THE AGENTS, THE DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES THEREOF, AND THE ASSOCIATES OF EACH OF THEM, OWN OR CONTROL, AS OF NOVEMBER 20, 2002, IN AGGREGATE, COMMON SHARES OF THE CORPORATION REPRESENTING APPROXIMATELY 7.8% OF THE PRESENTLY OUTSTANDING COMMON SHARES OF THE CORPORATION, THE CORPORATION IS A "CONNECTED ISSUER" OF DUNDEE SECURITIES CORPORATION FOR PURPOSES OF APPLICABLE SECURITIES LEGISLATION. SEE "FEE TO AGENTS AND CONFLICT OF INTEREST - CONFLICT OF INTEREST. "

                    SUBSCRIPTION AND RENUNCIATION AGREEMENT

TO:  Purchasers  of  Flow-Through  Common  Shares  of Apollo Gold Corporation

Dear Sirs:

RE:  SALE OF FLOW-THROUGH COMMON SHARES
---------------------------------------

This subscription and renunciation agreement is to confirm your agreement to purchase from Apollo Gold Corporation (the "Corporation"), subject to the terms and conditions set forth herein, that number of "flow-through" common shares of the Corporation at the price of $3.00 per "flow-through" common share (the "Purchase Price") set out above your name on the execution page hereof (the "Purchased Securities"). A term sheet with respect to the offering of the Purchased Securities is attached hereto as schedule A. The Corporation and the undersigned agree that the Purchased Securities will be "flow-through shares" as defined in subsection 66(15) of the Income Tax Act (Canada) and, accordingly, the Corporation agrees to:

     (a) incur Resource Expenses (as hereinafter defined) which qualify as a Flow-Through Mining Expenditure (as hereinafter defined) in an amount equal to the Commitment Amount (as hereinafter defined) during the period from and after the Closing Date to and including December 31, 2003; and

     (b) renounce Resource Expenses which qualify as a Flow-Through Mining Expenditure equal to the Commitment Amount to the undersigned with an effective date no later than December 31, 2002.

There is no minimum amount required to be raised by the sale of the Purchased Securities and the proceeds of the Purchased Securities will be immediately available to the Corporation.

1.   DEFINITIONS AND TAXATION ACT (QUEBEC)
     -------------------------------------

     (a)  Definitions:  In  this subscription and renunciation agreement, unless
          -----------
          the  context  otherwise  requires:

          (i) "Agency Agreement" means the agency agreement dated as of the Closing Date between the Corporation and the Agents;

         (ii) "Agents" means Dundee Securities Corporation and BMO Nesbitt Burns Inc. collectively;

        (iii) "Business Day" means a day on which Canadian chartered banks are open for the transaction of regular business in the City of Toronto, Ontario;

         (iv) "Canadian Exploration Expense" or "CEE" means an expense incurred in 2002 or 2003 of the nature referred to in paragraph (f) of the definition of Canadian exploration expense in subsection 66.1(6) of the Tax Act, other than amounts which are prescribed to be "Canadian exploration and development overhead expense" for the purposes of the Tax Act or the cost of acquiring or obtaining the use of seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition "expense" in paragraph 66(15) of the Tax Act;

          (v) "Closing" means the closing of the purchase and sale of the Purchased Securities;

         (vi) "Closing Date" means November 21, 2002 or such other date as the Corporation and the Agents may mutually agree upon in writing;

        (vii) "Commitment Amount" means the amount paid by the Subscriber for the Purchased Securities;

       (viii) "Common Shares" means the common shares of the Corporation as constituted on the date hereof;

         (ix) "Corporation" means Apollo Gold Corporation, a corporation amalgamated under the Business Corporations Act (Ontario);

          (x)  "Dollar"  or  "$"  means  a  dollar  of  lawful  money of Canada;

         (xi) "Flow-Through Mining Expenditure" means an expense which is a "flow-through mining expenditure" as defined in subsection 127(9) of the Tax Act;

        (xii) "Flow-Through Shares" means flow-through shares as defined in subsection 66(15) of the Tax Act;

       (xiii) "Information" means all information regarding the Corporation that is, or becomes, publicly available, together with all information prepared by the Corporation and provided to the Agents or to potential purchasers of the Purchased Securities, if any, and includes but is not limited to, all press releases and material change reports of the Corporation;

        (xiv) "Person" means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

         (xv) "Prescribed Forms" means the forms prescribed from time to time under subsection 66(12.7) of the Tax Act and under the applicable provision of the

               Taxation Act (Quebec) as described in paragraph 1(b) hereof filed or to be filed by the Corporation within the prescribed times renouncing to the Subscriber the Resource Expenses incurred pursuant to this Subscription Agreement and all parts or copies of such forms required by Revenue Canada and under the Taxation Act (Quebec) as described in paragraph 1(b) hereof to be delivered to the Subscriber;

        (xvi) "Prescribed Relationship" means a relationship between the Corporation and the Subscriber where the Subscriber and the Corporation are related or otherwise do not deal at arm's length for purposes of the Tax Act;

       (xvii)  "Purchase  Price"  means  $3.00  per  Purchased  Security;

      (xviii) "Purchased Securities" means the up to 1,500,000 Common Shares which are Flow-Through Shares offered for sale by the Agents;

        (xix) "Reporting Provinces" means the Provinces of British Columbia, Alberta, Manitoba and Ontario collectively;

         (xx) "Resource Expense" means an expense which is CEE which qualifies as a Flow-Through Mining Expenditure which is incurred on or after the Closing Date and on or before the Termination Date which may be renounced by the Corporation pursuant to subsection 66(12.6) of the Tax Act with an effective date not later than December 31, 2002 and in respect of which, but for the renunciation, the Corporation would be entitled to a deduction from income for income tax purposes;

        (xxi)  "Revenue  Canada"  means the Canada Customs and Revenue Agency;

       (xxii)  "Stock  Exchange"  means  The  Toronto  Stock  Exchange;

      (xxiii) "Subscriber" means the Person purchasing the Purchased Securities and whose name appears on the execution page hereof;

       (xxiv) "Subscription Agreement" means this subscription and renunciation agreement as the same may be amended, supplemented or restated from time to time;

        (xxv) "Subsidiaries" means Apollo Gold, Inc., Apollo Gold Exploration Inc., Montana Tunnels Mining, Inc. and Florida Canyon Mining, Inc. collectively;

       (xxvi) "Tax Act" means the Income Tax Act (Canada), as amended, reenacted or replaced from time to time; and

      (xxvii)  "Termination Date" means December 31, 2003.

     (b)  Taxation  Act(Quebec):  Any reference to a word or term defined in the
          ---------------------
          Tax Act shall include, for purposes of Quebec income taxation, a reference to the equivalent word or term, if any, defined in the Taxation Act (Quebec) as such act may be amended, reenacted or replaced from time to time. Any reference to the Tax Act or a provision thereof shall include, for purposes of Quebec income taxation, a reference to the Taxation Act (Quebec) or the equivalent provision thereof as such act may be amended, re-enacted or replaced from time to time. Any reference to a filing or similar requirement imposed under the Tax Act shall include, for purposes of Quebec income taxation, a reference to the equivalent filing or similar requirement, where applicable, under the Taxation Act (Quebec) as the Tax Act may be amended, re-enacted or replaced from time to time; provided that, if no filing or similar requirement is provided under the Taxation Act (Quebec), a copy of any material filed under such act shall be filed with the Ministere du Revenue Quebec.

2.     CONDITIONS  OF  PURCHASE
       ------------------------

In connection with your purchase of the Purchased Securities, the following documents are attached hereto which you are requested to complete and sign, as required, and return together with an executed copy of this Subscription Agreement as soon as possible and in any event no later than 1:00 p.m. (Toronto time) on November 21, 2002:

     (a) schedule B, a private placement questionnaire and undertaking in the form required by the Stock Exchange;

     (b)  schedule  C,  with  respect to registration and delivery instructions;
          and

     (c) if you are a resident of, or are otherwise subject to the securities laws of, the Province of Ontario, schedule D, being your Ontario "accredited investor" certification.

The obligation of the Corporation to sell the Purchased Securities to you is subject to, among other things, the conditions that:

     (a) you execute and return all documents required by applicable securities legislation and the Stock Exchange for delivery on your behalf, including the forms set out in schedules B to D attached hereto, as applicable, to the Corporation as the sale of the Purchased Securities by the Corporation to you will not be qualified by a prospectus; and

     (b) all necessary regulatory approvals being obtained prior to the Closing Date.

By returning this Subscription Agreement you consent to the filing by the Corporation of all documents required by applicable securities legislation and the Stock Exchange.

You agree to comply with all applicable securities laws and with the policies of the Stock Exchange concerning the purchase of, the holding of, and the resale restrictions applicable to, the Purchased Securities.

You acknowledge that the Corporation has the right to close the subscription books at any time without notice and to accept or reject any subscription in its sole discretion.

3.     THE  CLOSING
       ------------

Delivery and payment for the Purchased Securities will be completed at the closing of the purchase and sale of the Purchased Securities at the offices of Fogler, Rubinoff LLP at 2:00 p.m., Toronto time, on the Closing Date. If, at the Closing, the terms and conditions contained in the Agency Agreement have been complied with to the satisfaction of the Agents or waived by the Agents, the Agents will deliver to the Corporation all completed subscription agreements, including this Subscription Agreement, and deliver to the Corporation the aggregate subscription proceeds against delivery by the Corporation of certificates representing the Purchased Securities and such other documentation as may be requested by the Agents.

A certificate representing the Purchased Securities will be available for delivery to you against payment to the Agent through which you subscribed for the Purchased Securities of the amount of the Purchase Price for the Purchased Securities in freely transferable Canadian funds. Such payment is to be made by bank draft, certified cheque or other form of immediately available funds payable in favour of the Agent through which you subscribed for the Purchased Securities or such other Person as such Agent shall advise you. If you do not choose to attend on the Closing Date to receive the certificate representing the Purchased Securities, you hereby irrevocably appoint any one of the Agents to act as your agent for the purpose of acting as your representative at the Closing and to execute in your name and on your behalf all closing receipts and documents required, completing or correcting any errors or omissions in any form or document provided by you, approving any opinion, certificate or other document addressed to you, waiving, in whole or in part, any representation, warranty, covenant or condition for your benefit and contained in the Agency Agreement or in this Subscription Agreement, exercising any right of termination contained in the Agency Agreement and accepting delivery of the certificate representing the Purchased Securities on the Closing Date.

4.     PROSPECTUS  EXEMPTIONS
       ----------------------

The sale of the Purchased Securities by the Corporation to you is conditional upon such sale being exempt from the requirements as to the filing of a prospectus and as to the preparation of an offering memorandum contained in any statute, regulation, instrument, rule or policy applicable to the sale of the Purchased Securities or upon the issue of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum.

You acknowledge and agree that you:

     (a) have been independently advised as to, or are aware of, the restrictions with respect to trading in, and the restricted period or hold period applicable to, the Purchased Securities imposed by securities legislation in the jurisdiction in which you reside or to which you are subject and by the Stock Exchange, that a suitable legend or legends will be placed on the certificate representing the Purchased Securities to reflect the applicable restricted and hold period to which the Purchased Securities are subject and you are hereby advised that such securities can not be traded through the facilities of the Stock Exchange since the certificate representing such securities is not freely transferable and consequently is not "good delivery" in settlement of transactions on the Stock Exchange and that the Stock Exchange will deem you to be responsible for any loss incurred on a sale made by you in such securities;

     (b) have not received or been provided with a prospectus, offering memorandum or similar document and that your decision to enter into this Subscription Agreement and to purchase the Purchased Securities from the Corporation has not been based upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or either of the Agents and that your decision is based entirely upon publicly available information concerning the Corporation; and

     (c)  as  a  consequence  of  the  exempt  sale,

          (i) you are restricted from using most civil remedies available under applicable securities legislation,

         (ii) you may not receive information that would otherwise be required to be given under applicable securities legislation; and

        (iii) the Corporation is relieved from certain obligations that would otherwise apply under applicable securities legislation.

You further acknowledge and agree that the Agents assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information or as to whether all information concerning the Corporation required to be disclosed by it has been generally disclosed.

By your acceptance of this Subscription Agreement, you represent and warrant to the Agents and to the Corporation (which representations and warranties shall survive the Closing) that:

     (a) You are resident in the jurisdiction set out under the heading "Address" below your signature set forth on the execution page of this Subscription Agreement and you were not offered the Purchased Securities, and did not execute or deliver this Subscription Agreement, in the United States.

     (b) If you are not an individual (i) you have the legal capacity to authorize, execute and deliver this Subscription Agreement, and (ii) the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement.

     (c) None of the funds you are using to purchase the Purchased Securities are to your knowledge proceeds obtained or derived directly or indirectly as a result of illegal activities.

     (d) You are at arm's-length, within the meaning of applicable securities legislation, the Tax Act and the policies of the Stock Exchange, with the Corporation.

     (e) You are not a "promoter" of the Corporation within the meaning of applicable securities legislation.

     (f) You are capable of assessing the proposed investment in the Purchased Securities as a result of your financial or investment experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof and you are able to bear the economic loss of your investment in the Purchased Securities.

     (g) You are not a U.S. Person (as that term is defined in Rule 902 of Regulation S under the Securities Act of 1933 (United States), as amended) and are not and will not be purchasing Purchased Securities for the account or benefit of any U.S. Person.

     (h) The Purchased Securities to be issued hereunder are not being purchased with knowledge of any material fact about the Corporation that has not been generally disclosed.

     (i) You acknowledge that no agency, governmental authority, securities commission or similar regulatory body, stock exchange or other entity has reviewed, passed on or made any finding or determination as to the merit for investment of the Purchased Securities nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Purchased Securities.

     (j) This Subscription Agreement has been duly executed and delivered and, when accepted by the Corporation, will constitute your legal, valid and binding obligation enforceable against you in accordance with the terms hereof.

     (k) You are purchasing the Purchased Securities as principal and you are an "accredited investor" within the meaning of Rule 45-501 of the Ontario Securities Commission and have concurrently executed and delivered a certificate in the form attached as schedule E hereto.

     (l) The provisions of paragraphs (a) to (k) of this section 4 will be true and correct both as of the date of execution of this Subscription
          Agreement  and  as  of  the  Closing  Date.

5.     LEGENDS:
       -------

You acknowledge that the certificate representing the Purchased Securities will bear the following legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THESE SECURITIES BEFORE [the date that is four months and one day after the Closing Date will be inserted]."

and

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE, HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE";

provided that subsequent to the date which four months and one day after the Closing Date the certificate representing the Purchased Securities may be exchanged for a certificate bearing no such legends.

6.     REPRESENTATIONS  AND  WARRANTIES
       --------------------------------

The Corporation hereby represents and warrants to the Subscriber as follows and acknowledges and confirms that the Subscriber is relying upon such representations and warranties in entering into this Subscription Agreement and completing the transactions contemplated:

     (a)  Incorporation  and  Organization:  The Corporation and each Subsidiary
          --------------------------------
          has been incorporated and organized and is a valid and subsisting corporation under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate the property and assets thereof and the Corporation has all requisite corporate power and authority to enter into, execute and deliver this Subscription and to carry out the obligations thereof hereunder.

     (b)  Extra-provincial  Registration: The Corporation and each Subsidiary is
          ------------------------------
          licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make licensing, registration or qualification necessary and is carrying on the business thereof in compliance with all applicable laws, rules and regulations of each such jurisdiction.

     (c)  Authorized  Capital:  The  Corporation  is  authorized to issue, among
          -------------------
          other things, an unlimited number of Common Shares, of which, as of the date hereof, 33,554,128 Common Shares are issued and outstanding as fully paid and non-assessable shares.

     (d)  Listing:  The  Common  Shares  are,  and  at  the time of issue of the
          -------
          Purchased Securities will be, listed on the Stock Exchange and the Purchased Securities will, at the time of issue of the Purchased Securities, be conditionally approved for listing on the Stock Exchange. The Corporation has not issued, or agreed to issue, any Common Shares or any securities exchangeable or exercisable for, or convertible into, Common Shares at an effective price per Common Share which is less than the Purchase Price during the 60 day period immediately preceding the date hereof.

     (e)  Certain Security Law Matters: The Common Shares are listed only on the
          -----------------------------
          Stock Exchange, the Corporation is a reporting issuer or the equivalent only in the Reporting Provinces and is not in default of any requirement of the securities legislation of any of such provinces and the Common Shares are not registered under the Securities Exchange Act of 1934 (United States), as amended.

     (f)  Qualifying  Issuer  and  Resale  of Securities: The Corporation is and
          ----------------------------------------------
          will be on the Closing Date a "qualifying issuer" within the meaning of Multilateral Instrument 45-102 of the Canadian Securities Administrators. The Purchased Securities will not be subject to a restricted period or statutory hold period under the securities laws of the Province of British Columbia, Alberta or Ontario or to any resale restrictions under the policies of the Stock Exchange which extends beyond four months and one day after the Closing Date.

     (g)  Rights  to  Acquire  Securities:  No Person has any agreement, option,
          -------------------------------
          right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of the Corporation, except for an aggregate of 16,179,662 Common Shares reserved for issue pursuant to outstanding options, warrants, share incentive plans, convertible, exercisable and exchangeable securities and other rights to acquire Common Shares.

     (h)  No  Pre-emptive Rights: The issue of the Purchased Securities will not
          ----------------------
          be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject.

     (i)  Purchased Securities: The execution of this Subscription Agreement and
          --------------------
          the issue by the Corporation to the Subscriber of the Purchased Securities will be exempt from the registration and prospectus requirements of applicable securities legislation. The Purchased Securities will not aggregate more than 10% of the outstanding Common Shares on the Closing Date assuming the issue of the Purchased Securities.

     (j)  Subsidiaries:  The  Subsidiaries are the only material subsidiaries of
          ------------
          the Corporation. If there are any subsidiaries of the Corporation other than the Subsidiaries, such subsidiaries do not have any assets or liabilities that are material to the Corporation, are not party to any agreements that are material to the Corporation or material to the business of the

          Corporation and no material revenues of the Corporation are booked through such subsidiaries.

     (k)  Capital of Subsidiaries: All of the outstanding shares of Apollo Gold,
          -----------------------
          Inc. are issued and outstanding as fully paid and non-assessable shares and are legally and beneficially owned by the Corporation and all of the outstanding shares of Apollo Gold Exploration Inc., Montana Tunnels Mining, Inc. and Florida Canyon Mining, Inc. are issued and outstanding as fully paid and non-assessable shares and are legally owned by Apollo Gold, Inc. and, in each case, no Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of any of the Subsidiaries or for the purchase or acquisition of any of the outstanding shares or other securities of any of the Subsidiaries.

     (l)  Issue of Purchased Securities: All necessary corporate action has been
          -----------------------------
          taken to authorize the issue and sale of, and the delivery of certificates representing, the Purchased Securities and, upon payment of the requisite consideration therefor, the Purchased Securities will be validly issued as fully paid and non-assessable shares.

     (m)  Consents,  Approvals  and  Conflicts: None of the offering and sale of
          ------------------------------------
          the Purchased Securities, the execution and delivery of this Subscription Agreement, the compliance by the Corporation with the provisions of this Subscription Agreement or the consummation of the transactions contemplated herein including, without limitation, the incurring of Resource Expenses and the issue of the Purchased Securities to the Subscriber for the consideration and upon the terms and conditions as set forth herein, do or will (i) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any governmental agency, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as have been obtained, or (B) such as may be required under applicable securities laws, instruments, rules and policies and the policies of the Stock Exchange and will be obtained by the Closing Date, or (ii) to the best of the knowledge of the Corporation, conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Corporation or any Subsidiary is a party or by which any of them or any of the properties or assets thereof is bound, or (iii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, the articles or by-laws of the Corporation or any Subsidiary or any resolution passed by the directors (or any committee thereof) or shareholders of the Corporation or any Subsidiary, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority, any arbitrator, stock exchange or securities regulatory authority applicable to the Corporation or any Subsidiary or any of the properties or assets thereof which could have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Corporation or any Subsidiary.

     (n)  Authority  and Authorization: The Corporation has full corporate power
          ----------------------------
          and authority to enter into this Subscription Agreement and to do all acts and things and execute and deliver all documents as are required hereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and the Corporation has taken all necessary corporate action to authorize the creation, execution, delivery and performance of this Subscription Agreement and to observe and perform the provisions of this Subscription Agreement in accordance with the provisions hereof including, without limitation, the incurring of Resource Expenses.

     (o)  Validity  and  Enforceability:  This  Subscription  Agreement has been
          -----------------------------
          authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

     (p)  Public  Disclosure:  Each  of  the documents which contains any of the
          ------------------
          Information is, as of the date thereof, in compliance in all material respects with applicable securities laws, instruments and policies and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such documents collectively constitute full, true and plain disclosure of all material facts relating to the Corporation and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date hereof. There is no fact known to the Corporation which the Corporation has not publicly disclosed which materially adversely affects, or so far as the Corporation can now reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), affairs, business, prospects, operations or condition (financial or otherwise) of the Corporation or the ability of the Corporation to perform its obligations under this Subscription Agreement or which would otherwise be material to any Person intending to make an equity investment in the Corporation.

     (q)  Timely  Disclosure:  The  Corporation is in compliance with all timely
          ------------------
          disclosure obligations under applicable securities laws, instruments, rules and policies and, without limiting the generality of the foregoing, there has not occurred any material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, condition (financial or otherwise), capital or prospects of the Corporation or any Subsidiary which has not been publicly disclosed and none of the documents filed by or on behalf of the Corporation pursuant to applicable securities laws, instruments, rules or policies contain a misrepresentation (as such term is defined in the Securities Act (Ontario)) at the date of the filing thereof.

     (r)  No  Cease  Trade  Order:  No  order  preventing, ceasing or suspending
          -----------------------
          trading in any securities of the Corporation or prohibiting the issue and sale of securities by the Corporation has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Corporation, are pending, contemplated or threatened.

     (s)  Financial Statements: The audited consolidated financial statements of
          --------------------
          the Corporation for the year ended December 31, 2001 together with the auditors' report thereon and the notes thereto, and the unaudited interim consolidated financial statements of the Corporation for the period ended June 30, 2002 and the notes thereto, have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with prior periods (except as disclosed in such financial statements), are substantially correct in every particular and present fairly the financial condition and position of the Corporation on a consolidated basis as at the dates thereof and such financial statements contain no direct or implied statement of a material fact which is untrue on the date of such financial statements and do not omit to state any material fact which is required by Canadian generally accepted accounting principles or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading.

     (t)  Changes in Financial Position: Since June 30, 2002, none of:
          ------------------------------

         (i) the Corporation or any Subsidiary has paid or declared any dividend or incurred any material capital expenditure or made any commitment therefore;

         (ii) the Corporation or any Subsidiary has incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not, and which in the aggregate are not, material; and

        (iii) the Corporation or any Subsidiary has entered into any material transaction;

         except in each case as disclosed in the Information.

     (u)  No  Contemplated Changes: Except as disclosed in the Information, none
          ------------------------
          of the Corporation or any Subsidiary has approved, is contemplating, has entered into any agreement in respect of, or has any knowledge of:

          (i) the purchase of any property or assets or any interest therein or the sale, transfer or other disposition of any property or assets or any interest therein currently owned, directly or indirectly, by the Corporation or any Subsidiary whether by asset sale, transfer of shares or otherwise;

         (ii) the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or any Subsidiary or otherwise) of the Corporation or any Subsidiary; or

        (iii) a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Corporation or any Subsidiary.

     (v)  Insurance:  The  assets  of the Corporation and of each Subsidiary and
          ---------
          the business and operations thereof are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses in comparable circumstances, such coverage is in full force and effect and the Corporation and each Subsidiary has not failed to promptly give any notice or present any material claim thereunder.

     (w)  Taxes  and  Tax Returns: The Corporation and each Subsidiary has filed
          -----------------------
          in a timely manner all necessary tax returns and notices and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged to be due and none of the Corporation or any Subsidiary is aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases, it might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Corporation or any Subsidiary and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by any of them or the payment of any material tax, governmental charge, penalty, interest or fine against any of them, there are no material actions, suits, proceedings, investigations or claims now threatened or pending against the Corporation or any Subsidiary which could result in a material liability in respect of taxes, charges or levies of any governmental authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any governmental authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority and the Corporation and each Subsidiary has withheld (where applicable) from each payment to each of the present and former officers, directors and employees thereof the amount of all taxes and other amounts, including, but not limited to, income tax and other deductions, required to be withheld therefrom, and has paid the same or will pay the same when due to the proper tax or other receiving authority within the time required under applicable tax legislation.

     (x)  Compliance  with  Laws, Licenses and Permits: The Corporation and each
          --------------------------------------------
          Subsidiary has conducted and is conducting the business thereof in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business and possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on, or contemplated to be carried on, by it, is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the operations, and none of the Corporation or any Subsidiary has received any notice of the modification, revocation or cancellation of, any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such approval, consent, certificate, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially and adversely affect the conduct of the business or operations of, or the assets, liabilities (contingent or otherwise), condition (financial or otherwise) or prospects of, the Corporation or any Subsidiary.

     (y)  Agreements  and Actions: Neither the Corporation nor any Subsidiary is
          -----------------------
          in violation of any term of the articles or by-laws or any constating document thereof. Neither the Corporation nor any Subsidiary is in violation of any term or provision of any agreement, indenture or other instrument applicable to it which would, or could, result in any material adverse effect on the business, condition (financial or otherwise), affairs or operations of the Corporation or any Subsidiary, neither the Corporation nor any Subsidiary is in default in the payment of any obligation owed which is now due and there is no action, suit, proceeding or investigation commenced, pending or, to the knowledge of the Corporation after due inquiry, threatened which, either in any case or in the aggregate, might result in any material adverse effect on the business, condition (financial or otherwise), affairs, prospects or operations of the Corporation or any Subsidiary or in any of the material properties or assets thereof or in any material liability on the part of the Corporation or any Subsidiary or which places, or could place, in question the validity or enforceability of this Subscription Agreement or any document or instrument delivered, or to be delivered, by the Corporation pursuant hereto.

     (z)  Owner  of  Property:  The  Corporation  and  the  Subsidiaries are the
          -------------------
          absolute legal and beneficial owner of, and have good and marketable title to, all of the material property or assets thereof as described in the Information, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than those described in the Information, and no other property rights are necessary for the conduct of the business of the Corporation or any Subsidiary as currently conducted or contemplated to be conducted, none of the Corporation or any Subsidiary knows of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights and, except as disclosed in the Information, none of the Corporation or any Subsidiary has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof.

     (aa) Mineral  Rights:  The  Corporation  and  the  Subsidiaries hold either
          ---------------
          freehold title, mining leases, mining claims or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which each property is located, in respect of the ore bodies and minerals located in properties in which the Corporation and the Subsidiaries conduct business or propose to conduct business under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation or applicable Subsidiary to explore the minerals relating thereto, the Corporation and the Subsidiaries have all necessary surface rights, access rights and other necessary rights and interests relating to the properties on which the Corporation and the Subsidiaries conduct business or propose to conduct business granting the Corporation or applicable Subsidiary the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Corporation or applicable Subsidiary, with only such exceptions as do not materially interfere with the use made by the Corporation or applicable Subsidiary of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Corporation or a Subsidiary.

     (bb) Property Agreements: Any and all of the agreements and other documents
          -------------------
          and instruments pursuant to which the Corporation or any Subsidiary holds the property and assets thereof are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, none of the Corporation or any Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Corporation or any Subsidiary derive the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid.

     (cc) No  Defaults:  None of the Corporation or any Subsidiary is in default
          ------------
          of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Corporation or any Subsidiary is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder which could have a material adverse effect upon the condition (financial or otherwise), property, assets, operations or business of the Corporation or any Subsidiary.

     (dd) Compliance  with  Employment  Laws:  Except  as  disclosed  in  the
          ----------------------------------
          Information, the Corporation and each Subsidiary is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non-compliance would not constitute an adverse material fact concerning the Corporation or any Subsidiary or result in an adverse material change to the Corporation or any Subsidiary, and has not and is not engaged in any unfair labour practice, there is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or, to the best of the knowledge of the Corporation after due inquiry, threatened against the Corporation or any Subsidiary, no union representation question exists respecting the employees of the Corporation or any Subsidiary and no collective bargaining agreement is in place or currently being negotiated by the Corporation or any Subsidiary, neither the Corporation nor any Subsidiary has received any notice of any unresolved matter and there are no outstanding orders under the Employment Standards Act (Ontario), the Human Rights Code (Ontario), the Occupational Health and Safety Act (Ontario) or the Workers' Compensation Act (Ontario) or any other similar legislation in any jurisdiction in which the Corporation or any Subsidiary carries on business, no employee has any agreement as to the length of notice required to terminate his or her employment with the Corporation or any Subsidiary in excess of twelve months or equivalent compensation and all benefit or pension plans of the Corporation or any Subsidiary are funded in accordance with applicable laws and no past service funding liability exist thereunder.

     (ee) Environmental  Compliance: Except as disclosed in the Information, the
          -------------------------
          Corporation  and  the  Subsidiaries:

          (i) and the property, assets and operations thereof comply in all material respects with all applicable Environmental Laws (which term means and includes, without limitation, any and all applicable international, federal, provincial, state, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any Environmental Activity (which term means and includes, without limitation, any past, present or future activity, event or circumstance in respect of a Contaminant (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Law), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater));

          (ii) do not have any knowledge of, and have not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Corporation or any Subsidiary or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Corporation nor any Subsidiary nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

         (iii) have not given or filed any notice under any federal, state, provincial or local law with respect to any Environmental Activity, the Corporation and the Subsidiaries do not have any liability (whether contingent or otherwise) in connection with any Environmental Activity and the Corporation is not aware of any notice being given under any federal, state, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Corporation or any Subsidiary or the property, assets, business or operations thereof;

          (iv) do not store any hazardous or toxic waste or substance on the property thereof and have not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental
               Laws, and there are no Contaminants on any of the premises at which the Corporation or any Subsidiary carries on business, in each case other than in compliance with Environmental Laws; and

          (v) are not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment or non-compliance with Environmental Law.

     (ff) No  Litigation: There are no actions, suits, proceedings, inquiries or
          --------------
          investigations existing, pending or, to the knowledge of the Corporation after due inquiry, threatened against or adversely affecting the Corporation or any Subsidiary or to which any of the property or assets thereof is subject, at law or equity, or before or by any court, federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the condition (financial or otherwise), property, assets, operations or business of the Corporation or any Subsidiary or the ability of any of them to perform the obligations thereof and none of the Corporation or any Subsidiary is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, may result in a material adverse effect on the condition (financial or otherwise), property, assets, operations or business of the Corporation or any Subsidiary or the ability of the Corporation to perform its obligations pursuant hereto.

     (gg) Flow-Through  Shares:  Upon  issue,  the  Purchased Securities will be
          --------------------
          "flow-through shares" as defined in subsection 66(15) of the Tax Act and are not and will not be prescribed shares within the meaning of section  6202.1  of  the regulations to the Tax Act
          and the applicable provisions of the Taxation Act (Qu bec). To the best of its knowledge, the Corporation does not have a Prescribed Relationship with the Subscriber and, if the Subscriber is a partnership, any partner or limited partner of the partnership.

     (hh) Principal-Business  Corporation:  The  Corporation  is  a
          -------------------------------
          "principal-business corporation" as defined in subsection 66(15) of the Tax Act.

     (ii) Commitment  Amount:  The  Corporation has no reason to believe that it
          ------------------
          will be unable to incur, on or after the Closing Date and on or before the Termination Date or that it will be unable to renounce to the Subscriber effective on or before December 31, 2002, Resource Expenses in an aggregate amount equal to the Commitment Amount and the Corporation has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act.

     (jj) Agency  Agreement:  The  representations  and  warranties  made by the
          -----------------
          Corporation to the Agents in the Agency Agreement are true and correct in all material respects as of the Closing Date (save and except as waived by the Agents) and the Subscriber is entitled to rely thereon.

7.   COVENANTS
     ---------

The Corporation hereby covenants and agrees with the Subscriber as follows:

     (a)  Reporting  Issuer:  The  Corporation  shall  maintain  its status as a
          -----------------
          "reporting issuer" not in default of any requirement of applicable securities legislation in the Reporting Provinces for a period of at least 12 months from the Closing Date.

     (b)  Corporate  Status:  For a period of a least 24 months from the Closing
          -----------------
          Date, the Corporation shall use its commercially reasonable best efforts to remain a corporation validly subsisting under the laws of its jurisdiction of incorporation, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and shall carry on its business in the ordinary course and in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction.

     (c)  Listing on Stock Exchanges: The Corporation shall use its commercially
          --------------------------
          reasonable best efforts to maintain the listing on the Stock Exchange of the class of shares of which the Purchased Securities form a part for a period of at least 24 months from the Closing Date. The Corporation shall obtain from the Stock Exchange not later than the Closing Date, approval to issue the Purchased Securities. Except for Common Shares issued upon the exchange, exercise or conversion of securities outstanding on the date hereof, the Corporation shall not issue, or agree to issue, any Common Shares or any securities exchangeable for, or convertible into, Common Shares at an effective price per Common Share which is less than the Purchase Price until the end of 2002.

     (d)  Securities  Filings: Forthwith after the Closing the Corporation shall
          -------------------
          file such forms and documents as may be required under the securities laws of the Province of Ontario relating to the offering of the Purchased Securities which, without limiting the generality of the foregoing, shall include a Form 45-501F1 as prescribed by the Securities Act

          (Ontario) and a Form 45-102F2 as prescribed by Multilateral Instrument 45-102 of the Canadian Securities Administrators.

     (e)  Outstanding  Common Shares: The Corporation shall not do or omit to do
          --------------------------
          any thing or take any action if the result of such act or omission could reasonably be expected to be that the ownership of Common Shares by the Subscriber would exceed 10% of the number of then outstanding Common Shares, assuming the issue of the Purchased Securities.

     (f)  Information: The Corporation shall provide, forthwith upon the request
          -----------
          of the Subscriber, such publicly-available information as the Subscriber requires concerning the mineral exploration program pursuant to which the Corporation has incurred or will incur Resource Expenses and the business affairs of the Corporation.

     (g)  Further Information: The Corporation shall provide such information as
          -------------------
          the Subscriber may reasonably request to enable the Subscriber to comply with the terms and conditions of any exemptive order or ruling obtained by the Subscriber from any applicable regulatory authority.

     (h)  Accounting  Records:  The  Corporation  shall keep proper and complete
          -------------------
          books, records and accounts in accordance with generally accepted accounting principles showing true and accurate records of all Resource Expenses and charges and make such books, records and accounts available for inspection and audit by or on behalf of the Subscriber.

     (i)  Filing  Selling  Instruments:  The Corporation shall file with Revenue
          ----------------------------
          Canada and, if applicable, with the appropriate authorities in the Province of Qu bec within the time prescribed by subsection 66(12.68) of the Tax Act and the applicable provisions of the Taxation Act (Qu bec) the forms prescribed for the purposes of such legislation together with a copy of this Subscription Agreement and any "selling instrument" contemplated by such legislation or by this Subscription Agreement and shall forthwith following such filings provide to the Subscriber a copy of such forms certified by two officers of the Corporation.

     (j)  Principal  Business  Corporation:  The  Corporation shall maintain its
          --------------------------------
          status as a "principal business corporation" as defined in subsection 66(15) of the Tax Act until such time as all of the Resource Expenses required to be renounced under this Subscription Agreement are validly renounced pursuant to the Tax Act.

     (k)  Performance  of  Acts: The Corporation shall perform and carry out all
          ---------------------
          of the acts and things to be completed by it as provided in this Subscription Agreement.

     (l)  Incurring  and  Renouncing  of  CEE:  The Corporation hereby agrees to
          -----------------------------------
          incur Resource Expenses in an amount equal to the Commitment Amount on or before the Termination Date in accordance with this Subscription Agreement and agrees to renounce to the Subscriber, with an effective date no later than December 31, 2002, pursuant to subsection 66(12.6) of the Tax Act, and, in respect of Resource Expenses incurred by the Corporation in 2003, pursuant to subsection 66(12.66) of the Tax Act, Resource Expenses in an amount equal to the Commitment Amount. For greater certainty, the Corporation may renounce to the Subscriber, with an effective date no later than December 31, 2002, either (i) Resource Expenses deemed to be incurred by it in 2002 pursuant to a renunciation to the Corporation by a corporation related to it, for purposes of the Tax Act, of Resource Expenses incurred by that corporation in 2002 if the renunciation by that corporation to the Corporation is pursuant to subsection 66(12.6) of the Tax Act and has an effective date in 2002, or (ii) Resource Expenses deemed to be incurred by it in 2003 pursuant to a renunciation to the Corporation by a corporation related to it, for the purposes of the Tax Act, of Resource Expenses incurred by that corporation in 2003 if the renunciation by that corporation to the Corporation is pursuant to subsection 66(12.6) of the Tax Act and has an effective date in 2003.

     (m)  Investment Tax Credit: Notwithstanding any other provision hereof, the
          ---------------------
          Corporation hereby agrees that the Commitment Amount will be incurred on CEE that qualifies as a Flow-Through Mining Expenditure.

     (n)  Renunciation:  The  Corporation shall deliver to the Subscriber, on or
          ------------
          before March 1, 2003, the relevant Prescribed Forms, fully completed and executed, renouncing to the Subscriber Resource Expenses in an amount equal to the Commitment Amount with an effective date of no later than December 31, 2002, such delivery constituting the authorization of the Corporation to the Subscriber to file such Prescribed Forms with the relevant taxation authorities.

     (o)  Priority:  The  Corporation shall incur and renounce Resource Expenses
          --------
          pursuant to this Subscription Agreement and all other agreements with other Persons providing for the issue of Purchased Securities entered into by the Corporation on the Closing Date (collectively the "Other Agreements") pro rata by number of Purchased Securities issued or to be issued pursuant thereto before incurring and renouncing Resource Expenses pursuant to any other agreement which the Corporation has entered into or shall enter into with any Person with respect to the issue of Flow-Through Shares. The Corporation shall not, without the prior written consent of the Agents (which consent may be withheld in the sole discretion of the Agents) (i) enter into any other agreement which would prevent or restrict its ability to renounce Resource Expenses to the Subscriber in the amount of the Commitment Amount, or
          (ii) enter into any agreement in 2002 with any Person which provides for the issue of Flow-Through Shares or securities exchangeable or exercisable for, or convertible into, Flow-Through Shares at an effective price per Flow-Through Share which is less than the Purchase Price. If the Corporation is required under the Tax Act to reduce Resource Expenses previously renounced to the Subscriber, the reduction shall be made pro rata by number of Purchased Securities issued or to be issued pursuant to this Subscription Agreement to the reduction made under the Other Agreements but the Corporation shall not reduce Resource Expenses renounced to the Subscriber under this Subscription Agreement until it has first reduced to the extent possible all CEE renounced to Persons other than the Subscriber and the subscribers under the Other Agreements.

     (p)  Resource  Expenses:  The  Resource  Expenses  to  be  renounced by the
          ------------------
          Corporation to the Subscriber:

          (i) will constitute CEE on the effective date of the renunciation and will qualify as a Flow-Through Mining Expenditure;

          (ii) will not include expenses that are "Canadian exploration and development overhead expenses" (as defined in the Regulations to the Tax Act for purposes of paragraph 66(12.6)(b) of the Tax Act) of the Corporation or amounts which constitute specified expenses for seismic data described in paragraph

               66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of "expense" in paragraph
               66(15)  of  the  Tax  Act;

        (iii) will not include any amount that has previously been renounced by the Corporation to the Subscriber or to any other Person;

         (iv) would be deductible by the Corporation in computing its income for the purposes of Part I of the Tax Act but for the renunciation to the Subscriber; and

          (v) will not be subject to any reduction under subsection 66(12.73) of the Tax Act.

     (q)  Reduction  in  Resource  Expense: The Corporation shall not reduce the
          --------------------------------
          amount renounced to the Subscriber pursuant to subsection 66(12.6) of the Tax Act.

     (r)  Valid  Renunciation:  The  Corporation  shall  not  be  subject to the
          -------------------
          provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to renounce Resource Expense to the Subscriber in an amount equal to the Commitment Amount.

     (s)  Applications  for  Prescribed  Grants: If the Corporation receives, or
          -------------------------------------
          becomes entitled to receive, any government assistance which is described in paragraph (a) of the definition of "excluded obligation" in subsection 6202.1(5) of the regulations made under the Tax Act and the receipt or entitlement to receive such government assistance has or will have the effect of reducing the amount of CEE validly renounced to the Subscriber hereunder to less than the Commitment Amount, the Corporation shall remit to the Subscriber the benefit of all amounts received or receivable in respect of such government assistance to the extent of such reduction.

     (t)  Use  of  Commitment  Amount:  The Corporation shall use the Commitment
          ---------------------------
          Amount for the development of the Corporation's projects in Canada and shall deliver to the Subscriber, on or before March 1, 2003, a list of the provinces, territories or other jurisdictions in Canada where the Corporation has incurred, or intends to incur, Resource Expenses together with the amount incurred in each such province, territory or jurisdiction.

8.   INDEMNIFICATION
     ---------------

     (a)  Indemnification: The Corporation hereby indemnifies and holds harmless
          ---------------
          the Subscriber, each of the partners thereof if the Subscriber is a partnership or limited partnership, the general partner thereof if the Subscriber is a partnership or a limited partnership, any affiliates of any of the foregoing and the directors, officers, employees, shareholders and agents of any of the foregoing from time to time (for purposes of this paragraph each an "Indemnified Person") from and against all losses, claims, damages, liabilities, actions or demands including, without limiting the generality of the foregoing, amounts paid in any settlement approved by the Corporation of any action, suit, proceeding or claim but excluding lost profits and consequential damages, to which each Indemnified Person may become subject insofar as such losses, claims, damages, liabilities, actions or demands arise out of or are based upon, directly or indirectly, any breach of a representation, warranty, covenant or obligation of the Corporation contained in this Subscription Agreement or any certificate or other document delivered by the Corporation in connection herewith, and will reimburse such Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability, action or demand. For greater certainty, the foregoing shall not apply to any loss sustained by an Indemnified Person by reason of the holding, ownership or disposition of the Purchased
          Securities or to any failure of an Indemnified Person to derive earnings or make a profit from any of the Purchased Securities.

     (b)  Failure to Renounce: If the Corporation does not incur and renounce to
          -------------------
          the Subscriber, effective on or before December 31, 2002, Resource Expenses equal to the Commitment Amount, the Corporation shall indemnify and hold harmless the Subscriber and each of the partners thereof if the Subscriber is a partnership or a limited partnership (for the purposes of this paragraph each an "Indemnified Person") as to, and pay in settlement thereof to the Indemnified Person on or before the twentieth Business Day following the Termination Date, an amount equal to the amount of any tax (within the meaning of subparagraph 6202.1(5)(b) of the regulation to the Tax Act) payable under the Tax Act (and under any corresponding provincial legislation) by any Indemnified Person as a consequence of such failure. In the event that Revenue Canada (or any similar provincial tax authority) reduces the amount renounced by the Corporation to the Subscriber pursuant to subsection 66(12.73) of the Tax Act (or any corresponding provincial legislation), the Corporation shall indemnify and hold harmless each Indemnified Person as to, and pay in settlement thereof to the Indemnified Person, an amount equal to the amount of any tax (within the meaning of subparagraph 6202.1(5)(b) of the regulation to the Tax Act) payable under the Tax Act (and under any corresponding provincial legislation) by the Indemnified Person as a consequence of such reduction.

     (c)  Indemnities  Held  in Trust: To the extent that any Person entitled to
          ---------------------------
          be indemnified hereunder is not a party to this Subscription Agreement, the Subscriber shall obtain and hold the rights and benefits of this Subscription Agreement in trust for, and on behalf of, such Person and such Person shall be entitled to enforce the provisions of this section notwithstanding that such Person is not a party to this Subscription Agreement.

9.   FEE TO AGENTS AND CONFLICT OF INTEREST
     --------------------------------------

     (a)  Fee:  The  Subscriber hereby acknowledges that the Agents are offering
          ---
          the Purchased Securities on a private placement basis and, in connection therewith, the Corporation and the Agents have entered into the Agency Agreement pursuant to which the Agents will receive 93,750 Common Shares from the Corporation. No other fee or commission is payable by the Corporation in connection with the sale of the Purchased Securities.

     (b)  Conflict  of  Interest:  As  Dundee Securities Corporation, one of the
          ----------------------
          Agents, the directors, officers, employees and affiliates thereof, and the associates of each of them (collectively the "Professional Group"), own or control, as of November 20, 2002, in aggregate, Common Shares representing approximately 7.8% of the presently outstanding
          Common Shares, the Corporation is a "connected issuer" of Dundee Securities Corporation for purposes of applicable securities legislation. The decision to proceed with the offering of the Purchased Securities was made by the Corporation which approached Dundee Securities Corporation and requested that Dundee Securities Corporation and BMO Nesbitt Burns Inc. act as agents in connection with the offering of the Purchased Securities. The Agents agreed to act as agents for the Corporation in connection with the offering of the Purchased Securities and participated in the determination of the terms of the offering of the Purchased Securities. CMP 2002 Resource Limited Partnership, the general partner of which is an affiliate of Dundee Securities Corporation, will purchase all of the Purchased Securities. Following the completion of the offering of the Purchased Securities, the Professional Group will own or control, in aggregate, Common Shares representing approximately 11.84% of the then outstanding Common
          Shares and, assuming the exercise of all rights to acquire Common Shares owned or controlled by such affiliates, the Professional Group would then own or control, in aggregate, Common Shares representing approximately 13.38% of the then outstanding Common Shares. One director and officer of certain affiliates of Dundee Securities Corporation is a director of the Corporation and two other directors of the Corporation are nominees of a Person, the investment portfolio of which is managed by an affiliate of Dundee Securities Corporation. The proceeds of the Purchased Securities will not be applied for the benefit of Dundee Securities Corporation or any affiliate thereof except to the extent that they receive a pro rata benefit as a holder of securities of the Corporation.

     (c)  Acknowledgement: The Subscriber acknowledges that the Agents have been
          ---------------
          appointed by the Corporation to act as agent of the Corporation to offer the Purchased Securities on a private placement basis and acknowledges that the Agents assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the information regarding the Corporation which is publicly available, that the Agents have not engaged in or conducted an independent investigation with respect to the Corporation and that the Agents and the representatives and agents thereof are not liable for any information given or statement made to the Subscriber by the Corporation in connection with the Corporation or the transaction contemplated by this Subscription Agreement and the Subscriber hereby releases the Agents and the representatives and agents thereof from any claim that may arise in respect of this Subscription Agreement or the transaction contemplated hereby.

10.  GENERAL
     -------

     (a)  Headings:  The  division  of this Subscription Agreement into articles
          --------
          and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The terms "this Subscription Agreement," "hereof," "hereunder", "herein" and similar expressions refer to this Subscription Agreement and not to any particular article, section or other portion hereof and include any agreement supplemental thereto and any exhibits attached hereto. Unless something in the subject matter or context is inconsistent therewith, reference herein to articles, sections and paragraphs are to articles, sections, subsections and paragraphs of this Subscription Agreement.

     (b)  Number  and  Gender:  Words  importing  the singular number only shall
          -------------------
          include the plural and vice versa, words importing the masculine gender shall include the feminine gender and neuter and vice versa.

     (c)  Severability:  If  one  or  more  of  the provisions contained in this
          ------------
          Subscription Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Subscription Agreement is hereby declared to be separate and distinct.

     (d)  Notices:  All  notices  or  other communications to be given hereunder
          -------
          shall be delivered by hand or by telecopier, and if delivered by hand, shall be deemed to have been given on the date of delivery or, if sent by telecopier, on the date of transmission if sent before 5:00 p.m. and such day is a Business Day or, if not, on the first Business Day following the date of transmission.

          Notices to the Corporation shall be addressed to:

               Apollo Gold Corporation
               c/o Fogler, Rubinoff LLP
               Royal Trust Tower
               Suite 4400
               77 King Street West
               Toronto, Ontario
               M5K 1G8

               Attention:   Michael Hobart
               Facsimile:   416-941-8852

          Notices to the Subscriber shall be addressed to the address of the Subscriber set out on the execution page hereof.

          Either the Corporation or the Subscriber may change its address for service aforesaid by notice in writing to the other party hereto specifying its new address for service hereunder.

     (e)  Further  Assurances:  Each party hereto shall from time to time at the
          -------------------
          request of the other party hereto do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Subscription Agreement. The parties hereto agree to acts honestly and in good faith in the performance of their respective obligations hereunder.

     (f)  Successors  and  Assigns:  Except  as  otherwise  provided,  this
          ------------------------
          Subscription Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

     (g)  Entire Agreement: The terms of this Subscription Agreement express and
          ----------------
          constitute the entire agreement between the parties hereto with respect to the subject matter hereof and no implied term or liability of any kind is created or shall arise by reason of anything in this Subscription Agreement.

     (h)  Time  of  Essence:  Time  is  of  the  essence  of  this  Subscription
          -----------------
          Agreement.

     (i)  Amendments:  The provisions of this Subscription Agreement may only be
          ----------
          amended  with  the  written  consent  of  all  of  the parties hereto.

     (j)  Survival:  Notwithstanding  any  other  provision of this Subscription
          --------
          Agreement, the representations, warranties, covenants and indemnities of or by the Corporation contained herein or in any certificate, document or instrument delivered pursuant hereto shall survive the completion of the transactions contemplated by this Subscription Agreement.

     (k)  Language:  The  parties  hereto acknowledge and confirm that they have
          --------
          requested that this Subscription Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux presentes reconnaissent et confirment qu'elles ont convenu que la presente convention ainsi que tous les avis et documents qui s'y rattachent soient rediges dans la langue anglaise.

     (l)  Governing  Law:  This  agreement shall be governed by and construed in
          --------------
          accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

     (m)  Counterparts:  This  Subscription  Agreement may be executed in two or
          ------------
          more counterparts which when taken together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile transmission thereof.

     (n)  Facsimile  Copies: The Corporation and the Agents shall be entitled to
          -----------------
          rely on a facsimile copy of an executed subscription and renunciation agreement and acceptance by the Corporation of such facsimile subscription shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms thereof.

If the foregoing is in accordance with your understanding, please sign and return this Subscription Agreement together with the other required documents signifying your agreement to purchase the Purchased Securities. You hereby authorize the Agent through which you subscribed for the Purchased Securities to deliver a copy of this Subscription Agreement on your behalf to the Corporation.

TO:         APOLLO GOLD CORPORATION
AND TO:     DUNDEE SECURITIES CORPORATION
AND TO:     BMO NESBITT BURNS INC.

The undersigned hereby accepts the foregoing and agrees to be bound by the terms set forth herein and, without limitation, agrees that you may rely upon the covenants, representations and warranties of the undersigned contained herein.

     DATED as of this    21    day of November, 2002.
                      ---------

Number of Purchased Securities to be purchased
at $3.00 each:
                                                --------------------------------
Aggregate Purchase Price:                      $
                                                --------------------------------
Name (full legal name of purchaser) and
Address of Purchaser:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------
                                                (address, including postal code)


                                                --------------------------------
                                                       (telephone number)


                                                --------------------------------
                                                        (facsimile number)


                                             By:
                                                --------------------------------
                                                           (Signature)


                                                --------------------------------
                                                        (please print name)


                                                --------------------------------
                                                        (official capacity)


                                                --------------------------------
                                                   (social insurance number or
                                                    federal corporate/business
                                                         account number)


                                                --------------------------------
                                                      (federal tax shelter
                                                     identification number)


                                                --------------------------------
                                                       (Quebec tax shelter
                                                   identification number, if
                                                          applicable)

If you are signing as agent for a principal, and you are not a trust company or portfolio manager signing as a trustee or as agent for a fully-managed account, please complete the following:


                                               ---------------------------------
                                               (name of beneficial purchaser)


                                               ---------------------------------
                                               (address of beneficial purchaser)

                                               ---------------------------------

                                               ---------------------------------

The above-mentioned subscription is hereby accepted by Apollo Gold Corporation.

     DATED as of this   21st      day of November, 2002.
                      ----------


                                               APOLLO  GOLD  CORPORATION


                                               By:  /s/
                                                  ------------------------------
                                                  Authorized Signing Officer

                                   SCHEDULE A

                                   TERM SHEET
                            APOLLO GOLD CORPORATION

                PRIVATE PLACEMENT OF FLOW-THROUGH COMMON SHARES


Issuer:                 Apollo Gold Corporation (the "Corporation").
                        Private placement of flow-through common shares of the Corporation, on a

Issue:                  best-efforts agency basis.

Issue Price:            3.00 per flow-through common share.

Offering Size:          $ 4,500,000.

Use of Proceeds:        The gross proceeds of the flow-through common shares of the Corporation shall be used for the development of the projects of the Corporation in Canada and other projects approved by the Agents.  The gross proceeds of the flow-
                        through common shares of the Corporation shall be used for qualifying
                        Canadian Exploration Expenses which qualify as a flow-through mining expenditure for purposes of the Income Tax Act (Canada).

Listing:                The common shares of the Corporation are listed on The Toronto Stock
                        Exchange under the symbol APG.

Closing Date:           On or about November 22, 2002, or such other date as is agreed to between the
                        Corporation and the Agents (the "Closing Date").

Conditions:             Execution and delivery of standard documentation including an agency agreement and subscription agreements containing normal representations and warranties, covenants, indemnities and other provisions, delivery of standard closing documents and legal opinions for a transaction of the nature of the offering and compliance with all applicable legal and regulatory requirements.

Agents:                 Dundee Securities Corporation (50%)
                        BMO Nesbitt Burns Inc. (50%)

Agent s' Compensation:  The Corporation shall issue to the Agents as compensation for the Offering
                        93,750 common shares of the Corporation.

Expenses                The Corporation will pay all reasonable expenses and fees incurred in connection with the offering including the reasonable fees and expenses incurred by the Agents' counsel and all reasonable out-of-pocket costs and expenses incurred by the Agents, plus applicable taxes.  Such amounts shall be payable by the Corporation whether or not the offering or any part thereof is completed.

Minimum Subscription:   A minimum of $30,000 for "accredited investors" in British Columbia, Alberta or Ontario.


                                      -2-


Reporting Issuer and    The Corporation is a reporting issuer under the securities legislation of the
Resale:                 Provinces of British Columbia, Alberta, Manitoba and Ontario.  The
                        Corporation is a "qualifying issuer" under Multilateral Instrument 45-102 of the Canadian Securities Administrators and, accordingly, the flow-through common shares of the Corporation will not be subject to any restricted period or statutory hold period which extends beyond four months and one day after the Closing Date.